Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-256589) of our report dated March 27, 2024 with respect to the audited financial statements of CKX Lands, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 27, 2024